Exhibit 99.1

 GigPeak Reports Record Financial Performance for the Fourth Quarter and Fiscal Year 2016 and Enters Into a Definitive Agreement to Be Acquired in an All Cash Transaction by Integrated Device Technology, Inc.

•
In a separate announcement, it was announced today that GigPeak has entered into a definitive agreement to be acquired in an all cash transaction by Integrated Device Technology, Inc. (IDT®) (NASDAQ: IDTI), for total cash consideration of $3.08 per share, or approximately $250 million in cash, including various expenses and amounts paid to employees and directors

•
Under the terms of the agreement, IDT will commence a cash tender offer for all outstanding shares of GigPeak for $3.08 per share in cash.   This per share consideration would represent a premium of approximately 22% to GigPeak’s closing share price on February 10, 2017, and an approximately 30% premium to its last 9-month average trading price as of February 10, 2017

•
The transaction has been unanimously approved by the board of directors of both companies, with closing expected during second quarter of calendar 2017, and the Board of Directors of GigPeak has resolved to recommend that stockholders accept the offer, once it is commenced

•
Due to the announced definitive agreement with Integrated Device Technology, Inc., GigPeak will not be holding the previously announced conference call today to discuss its fourth quarter and fiscal year financial results

GigPeak Financial Results

•	FY16 record revenue of $58.7 million, an increase of 45 percent above the $40.4 million in FY15

•	FY16 record GAAP net income of $2.2 million, or net income of $0.04 per diluted share, up from net income of $1.2 million, or $0.03 per diluted share in FY15

•
FY16 record non-GAAP net income of $12.1 million, or net income of $0.20 per diluted share, up from net income $7.3 million, or $0.19 per diluted share in FY15.  The earnings per diluted share results for FY16 and FY15 are based on an average diluted share count of 61.4 million and 38.1 million shares, respectively

•	FY16 record Adjusted EBITDA of $16.5 million, up from $10.1 million in FY15

•	Q4 FY16 record revenue of $16.2 million, up 3 percent from $15.8 million in Q3 FY16, and up 46 percent from $11.1 million in Q4 FY15

•
Q4 FY16 record GAAP and non-GAAP gross margin of 71 percent and 74 percent, respectively. This compares with GAAP and non-GAAP gross margin of 67 percent and 72 percent, respectively, in Q3 FY16, and 65 percent and 67 percent, respectively, in Q4 FY15

•
Q4 FY16 GAAP and record non-GAAP net income of $1.5 million and $3.6 million, respectively. This compares with GAAP and non-GAAP net income of $0.7 million and $3.5 million, respectively, in Q3 FY16, and $0.3 million and $2.2 million, respectively, in Q4 FY15

•
Q4 FY16 GAAP and non-GAAP earnings per diluted share of $0.02 and $0.05, respectively. This compares with GAAP and non-GAAP earnings per diluted share $0.01 and $0.05, respectively, in Q3 FY16, and $0.01 and $0.05, respectively, in Q4 FY15. The earnings per diluted share results were based on share counts of 70.4 million, 69.4 million, and 47.1 million in Q4 FY16, Q3 FY16 and Q4 FY15, respectively

•	Q4 FY16 Adjusted EBITDA was a record of $5.0 million, and compares with $4.6 million in Q3 FY16 and $2.9 million in Q4 FY15

•	Cash and cash equivalents and restricted cash as of December 31, 2016, were $35.8 million, compared with $38.6 million at the end of Q3 FY16

•	The Company will not be providing a financial outlook due to the announced definitive agreement with Integrated Device Technology, Inc.

SAN JOSE, Calif. – February 13, 2017 – GigPeak, Inc. (NYSE MKT:GIG), a leading innovator of semiconductor ICs and software solutions for high-speed connectivity and high-quality video compression over the network and the cloud, today announced financial results for its fourth quarter and fiscal year 2016, which ended December 31, 2016.

Fiscal Year 2016 GAAP Results

Total revenue was a record $58.7 million, an increase of 45 percent above the $40.4 million in FY 2015.

Gross margin was a record 68 percent, compared with 63 percent in FY 2015.

Net income was a record $2.2 million, compared with net income of $1.2 million in FY 2015.

Earnings per diluted share were a record $0.04, compared with earnings per diluted share of $0.03 in FY 2015. The earnings per diluted share results for FY16 and FY15 are based on an average diluted share count of 61.4 million and 38.1 million shares, respectively.

Fiscal Year 2016 Non-GAAP Results1

Non-GAAP gross margin was a record 72 percent, compared with 65 percent in FY 2015.

Non-GAAP net income was a record $12.1 million, compared with non-GAAP net income of $7.3 million in FY 2015. Earnings per diluted share were $0.20, up from $0.19 per diluted share in FY 2015.

Adjusted EBITDA1 was a record $16.5 million, compared with $10.1 million in FY 2015.

Fourth Quarter Fiscal 2016 GAAP Results

Total revenue in Q4 FY16 was a record $16.2 million, and compares with revenue of $15.8 million in Q3 FY16, and $11.1 million in Q4 FY15.

Gross margin in Q4 FY16 was 71 percent, and compares with 67 percent in Q3 FY16, and 65 percent in Q4 FY15.

Net income in Q4 FY16 was $1.5 million, or $0.02 per diluted share.  This compares with net income of $0.7 million, or $0.01 per share in Q3 FY16, and net income of $0.3 million, or $0.01 per diluted share in Q4 FY15.

The GAAP financial results include costs related to the Company’s acquisition and other strategic development activities, which would not have occurred in the absence of such activity, of approximately $189,000, $745,000, and $846,000 for the periods ended Q4 FY16, Q3 FY16 and Q4 FY15, respectively.

Cash and cash equivalents and restricted cash as of December 31, 2016, were $35.8 million, compared with $38.6 million at the end of Q3 FY16.

Fourth Quarter Fiscal 2016 Non-GAAP Results1

Gross margin for Q4 FY16 was a record 74 percent, and compares with 72 percent in Q3 FY16, and 67 percent in Q4 FY15.

Net income for Q4 FY16 was a record $3.6 million, or $0.05 per diluted share. This compares with net income of $3.5 million, or $0.05 per diluted share in Q3 FY16, and net income of $2.2 million, or $0.05 per diluted share in Q4 FY15. The earnings per diluted share results were based on share counts of 70.4 million, 69.4 million, and 47.1 million in Q4 FY16, Q3 FY16 and Q4 FY15, respectively.

Adjusted EBITDA1 for Q4 FY16 was a record $5.0 million. This compares with Adjusted EBITDA of $4.6 million in Q3 FY16, and Adjusted EBITDA of $2.9 million in Q4 FY15.

“Fiscal 2016 was a transformative year for GigPeak and culminated in the best quarterly and annual financial performance in the Company’s history,” said Dr. Avi Katz, Founder, Chairman and CEO of GigPeak, Inc. “We significantly expanded the product portfolio during the year with the strategic acquisition of Magnum Semiconductor. This addition greatly expanded the addressable markets we serve, namely cloud connectivity, which include the network and broadcast segments, and further diversified our revenue stream. In addition, it increased our customer base and drove additional cross-selling opportunities to existing customers.  In FY 2016 we also released a large number of new devices to support next generation data center communication links, as well as advanced optical ASICs.

“Since founding the Company ten years ago, we are delighted that our outstanding achievements in technology, innovation, product diversification and financial performance have proven to be attractive to a respected industry leader such as IDT.  We are confident that under the much larger umbrella of IDT, we will be able to generate greater value for our customers, employees and stakeholders.  We are confident this acquisition will open new opportunities that will enable our current products and technologies to be synergistic with the larger installed customer base, engineering prowess and worldwide market reach of IDT for many years to come,” said Dr. Katz.

1Non-GAAP Measures - GigPeak reports gross margin, operating income and net income on a Generally Accepted Accounting Principles (GAAP) and non-GAAP basis. In addition, GigPeak reports Adjusted EBITDA. Adjusted EBITDA is defined as net earnings before interest, taxes, other expense (income), net, depreciation and amortization, including amortization of intangibles, stock-based compensation, acquisition and strategic activities related costs and loss on equity method investment. Adjusted EBITDA differs from net earnings, as calculated in accordance with GAAP, in that it excludes the foregoing items. We have made numerous investments in our business, such as acquisitions and capital expenditures, which we believe we have adjusted for in Adjusted EBITDA, and we have used equity as a compensatory method that is also excluded. Adjusted EBITDA also does not give effect to cash used for debt service requirements and thus does not reflect funds available for reinvestments or other discretionary uses. Management believes Adjusted EBITDA and the other non-GAAP financial measures are important indicators of the ongoing operations of GigPeak’s business and provide an additional metric for comparability between reporting periods and provide an additional baseline for analyzing trends in GigPeak’s operations because these financial measures provide a view of our operations that excludes items that management believes are not reflective of the operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as other expense (income), net. As a result, these non-GAAP measures are provided to supplement investors’ overall understanding of, and an enhanced level of transparency into, GigPeak’s financial performance. In addition, Adjusted EBITDA is used in determining compliance with covenants in our term loan and revolving line agreement. Adjusted EBITDA is not presented as an alternative measure of operating performance, as determined in accordance with GAAP; nor should it be considered a substitute for, or superior to the comparable GAAP measures. Rather, these measures should be considered in addition to results prepared in accordance with GAAP. No other adjustments were made during the three month periods and fiscal years ended December 31, 2016 and 2015. A reconciliation of these GAAP to non-GAAP measurements and Adjusted EBITDA for the three months and fiscal years ended December 31, 2016 and 2015, can be found in the “Reconciliation of GAAP to Non-GAAP Financial Information” table attached to this press release.

About GigPeak, Inc.

GigPeak, Inc. (NYSE MKT: GIG) is a leading innovator of semiconductor ICs and software solutions for high-speed connectivity and high-quality video compression over the network and the cloud. The focus of the company is to develop and deliver products that enable lower power consumption and faster data connectivity, more efficient use of network infrastructure, broader connectivity to the cloud, and reduce the total cost of ownership of existing network pipes from the core to the end user. GigPeak addresses both the speed of data transmission and the amount of bandwidth the data consumes within the network, and provides solutions that increase the efficiency of the Internet of Things, leveraging its strength in high-speed connectivity and high-quality video compression. The extended product portfolio provides more flexibility to support changing market requirements from ICs and MMICs through full software programmability and cost-efficient custom ASICs.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “believe,” “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding the anticipated consummation of the acquisition of GigPeak and the timing and benefits thereof, products, development and future product demand, bandwidth demand and data traffic growth, addressable markets and additional potential acquisitions.  Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement.  These risks include, but are not limited to: the risks related to IDT’s ability to complete the transaction on the proposed terms and schedule; whether IDT or GigPeak will be able to satisfy their respective closing conditions related to the transaction; whether sufficient stockholders of GigPeak tender their shares of GigPeak common stock in the transaction; whether IDT will obtain financing for the transaction on the expected timeline and terms; the outcome of legal proceedings that may be instituted against GigPeak and/or others relating to the transaction; the possibility that competing offers will be made; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for the acquired company and its products, including uncertainty of the expected financial performance of the acquired company and its products; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the proposed merger and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; and the possibility that if the acquired company does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the ability to extend product offerings into new areas or products, the ability to commercialize technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, the ability to attract and retain qualified personnel, the ability to move product sales to production levels, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify and the success of product sales in new markets or of recently produced product offerings, including bundled product solutions. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the GigPeak filings with the SEC, and in its other current and periodic reports filed or furnished from time to time with the SEC.  All forward-looking statements in this press release are made as of the date hereof, based on information available to GigPeak as of the date hereof, and GigPeak assumes no obligation to update any forward-looking statement.

Additional Information and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. The tender offer for the outstanding shares of GigPeak’s common stock described in this press release has not commenced. At the time the tender offer is commenced, IDT will file or cause to be filed a Tender Offer Statement on Schedule TO with the SEC and GigPeak will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC related to the tender offer. The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other tender offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to GigPeak’s stockholders at no expense to them by the information agent to the tender offer, which will be announced. In addition, all of those materials (and any other documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

Contact

Darrow Associates, Inc.

Jim Fanucchi, (408) 404-5400

ir@gigpeak.com

GIGPEAK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	December 31,	December 31,	Net Change
	2016	2015	$	%
ASSETS
Current assets:
Cash and cash equivalents	$35,757	$30,245	$5,512	18%
Accounts receivable, net	15,258	10,596	4,662	44%
Inventories	13,687	6,880	6,807	99%
Prepaid and other current assets	658	580	78	13%
Total current assets	65,360	48,301	17,059	35%
Property and equipment, net	3,840	3,133	707	23%
Intangible assets, net	26,717	4,530	22,187	490%
Goodwill	42,977	12,565	30,412	242%
Restricted cash	87	330	(243)	(74%)
Other assets	1,454	251	1,203	479%
Total assets	$140,435	$69,110	$71,325	103%

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,093	$3,659	$3,434	94%
Accrued compensation	3,166	1,782	1,384	78%
Notes payable, current	2,898	-	2,898	-
Other current liabilities	2,872	2,219	653	29%
Total current liabilities	16,029	7,660	8,369	109%
Pension liabilities	345	349	(4)	(1%)
Notes payable, net of current portion	9,853	-	9,853	-
Other long-term liabilities	3,896	912	2,984	327%
Total liabilities	30,123	8,921	21,202	238%

Stockholders' Equity
Common stock	69	45	24	53%
Additional paid-in capital	213,557	163,036	50,521	31%
Treasury stock, at cost; 1,781,142 shares and 701,754 as of December 31, 2016 and 2015, respectively	(4,972)	(2,209)	(2,763)	125%
Accumulated other comprehensive income	440	332	108	33%
Accumulated deficit	(98,782)	(101,015)	2,233	(2%)
Total stockholders' equity	110,312	60,189	50,123	83%
Total liabilities and stockholders' equity	$140,435	$69,110	$71,325	103%

GIGPEAK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended						Twelve months ended
	December 31, 2016%		September 25, 2016%		December 31, 2015%		December 31, 2016%		December 31, 2015%
Total revenue	$16,217	100%	$15,796	100%	$11,075	100%	$58,743	100%	$40,394	100%
Total cost of revenue	4,706	29%	5,148	33%	3,858	35%	18,730	32%	14,898	37%
Gross profit	11,511	71%	10,648	67%	7,217	65%	40,013	68%	25,496	63%
Research and development expense	5,704	35%	5,395	34%	3,383	31%	20,314	35%	12,955	32%
Selling, general and administrative expense	3,808	23%	4,360	28%	3,447	31%	16,336	28%	11,127	28%
Total operating expenses	9,512	59%	9,755	62%	6,830	62%	36,650	62%	24,082	60%
Income from operations	1,999	12%	893	6%	387	3%	3,363	6%	1,414	4%
Interest expense, net	(182)	-1%	(236)	-1%	(7)	0%	(674)	-1%	(19)	0%
Other income (expense), net	(146)	-1%	14	0%	(53)	0%	(217)	0%	(76)	0%
Income before provision for (benefit from) income taxes	1,671	10%	671	4%	327	3%	2,472	4%	1,319	3%
Provision for (benefit from) income taxes	142	1%	-	0%	(6)	0%	239	0%	67	0%
Income from consolidated companies	1,529	9%	671	4%	333	3%	2,233	4%	1,252	3%
Loss on equity method investment	-	0%	-	0%	-	0%	-	0%	3	0%
Net income	$1,529	9%	$671	4%	$333	3%	$2,233	4%	$1,249	3%

Basic net income per share	$0.02		$0.01		$0.01		$0.04		$0.03
Diluted net income per share	$0.02		$0.01		$0.01		$0.04		$0.03

Weighted average number of shares used in basic net income per share calculation	67,647		67,623		44,317		58,713		36,624
Weighted average number of shares used in diluted net income per share calculation	70,369		69,399		47,128		61,412		38,114

GIGPEAK, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended						Twelve months ended
	December 31, 2016%		September 25, 2016%		December 31, 2015%		December 31, 2016%		December 31, 2015%
Total revenue	$16,217	100%	$15,796	100%	$11,075	100%	$58,743	100%	$40,394	100%
Total cost of revenue	4,219	26%	4,423	28%	3,680	33%	16,555	28%	14,095	35%
Gross profit	11,998	74%	11,373	72%	7,395	67%	42,188	72%	26,299	65%
Research and development expense	5,291	33%	5,020	32%	2,991	27%	18,728	32%	11,454	28%
Selling, general and administrative expense	2,646	16%	2,665	17%	2,134	19%	10,277	17%	7,374	18%
Total operating expenses	7,937	49%	7,685	49%	5,125	46%	29,005	49%	18,828	47%
Income from operations	4,061	25%	3,688	23%	2,270	20%	13,183	22%	7,471	18%
Interest expense, net	(182)	-1%	(236)	-1%	(7)	0%	(674)	-1%	(19)	0%
Other income (expense), net	(146)	-1%	14	0%	(53)	0%	(217)	0%	(76)	0%
Income before provision for (benefit from) income taxes	3,733	23%	3,466	22%	2,210	20%	12,292	21%	7,376	18%
Provision for (benefit from) income taxes	142	1%	-	0%	(6)	0%	239	0%	67	0%
Net income	$3,591	22%	$3,466	22%	$2,216	20%	$12,053	21%	$7,309	18%

Basic net income per share	$0.05		$0.05		$0.05		$0.21		$0.20
Diluted net income per share	$0.05		$0.05		$0.05		$0.20		$0.19

Weighted average number of shares used in basic net income per share calculation	67,647		67,623		44,317		58,713		36,624
Weighted average number of shares used in diluted net income per share calculation	70,369		69,399		47,128		61,412		38,114

GIGPEAK, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three months ended,			Twelve months ended
	December 31, 2016	September 25, 2016	December 31, 2015	December 31, 2016	December 31, 2015
GAAP Total cost of revenue	$4,706	$5,148	$3,858	$18,730	$14,898
Stock-based compensation	(61)	(74)	(72)	(293)	(387)
Amortization of intangible assets	(426)	(641)	(103)	(1,872)	(413)
Special bonus	-	(10)	(3)	(10)	(3)
Non-GAAP Total cost of revenue	$4,219	$4,423	$3,680	$16,555	$14,095

GAAP Gross profit	$11,511	$10,648	$7,217	$40,013	$25,496
Stock-based compensation	61	74	72	293	387
Amortization of intangible assets	426	641	103	1,872	413
Special bonus	-	10	3	10	3
Non-GAAP Gross profit	$11,998	$11,373	$7,395	$42,188	$26,299

GAAP Operating expenses	$9,512	$9,755	$6,830	$36,650	$24,082
Stock-based compensation	(1,072)	(1,023)	(644)	(4,294)	(3,461)
Amortization of intangible assets	(314)	(312)	(218)	(1,155)	(578)
Acquisition and strategic activities related costs	(189)	(50)	(296)	(1,511)	(668)
Special bonus	-	(685)	(547)	(685)	(547)
Non-GAAP Operating expenses	$7,937	$7,685	$5,125	$29,005	$18,828

GAAP Income from operations	$1,999	$893	$387	$3,363	$1,414
Stock-based compensation	1,133	1,097	716	4,587	3,848
Amortization of intangible assets	740	953	321	3,027	991
Acquisition and strategic activities related costs	189	50	296	1,511	668
Special bonus	-	695	550	695	550
Non-GAAP Income from operations	$4,061	$3,688	$2,270	$13,183	$7,471

GAAP Net income	$1,529	$671	$333	$2,233	$1,249
Stock-based compensation	1,133	1,097	716	4,587	3,848
Amortization of intangible assets	740	953	321	3,027	991
Acquisition and strategic activities related costs	189	50	296	1,511	668
Special bonus	-	695	550	695	550
Loss on equity method investment	-	-	-	-	3
Non-GAAP Net income	$3,591	$3,466	$2,216	$12,053	$7,309

Adjusted EBITDA reconciliation:
GAAP Income from operations	$1,999	$893	$387	$3,363	$1,414
Depreciation and amortization	1,636	1,866	951	6,343	3,595
Stock-based compensation	1,133	1,097	716	4,587	3,848
Acquisition and strategic activities related costs	189	50	296	1,511	668
Special bonus	-	695	550	695	550
Adjusted EBITDA	$4,957	$4,601	$2,900	$16,499	$10,075